Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference into Registration Statement No. 333-274043 on Form S-8 of Liberty Media Corporation of our independent auditor´s report dated September 17, 2025 relating to the consolidated financial statements of Dorna Sports, S.L. and subsidiaries for the year ended December 31, 2024, appearing in this Current Report on Form 8-K/A of Liberty Media Corporation dated September 17, 2025.

/s/ Deloitte Auditores, S.L.

Madrid, Spain

September 17, 2025